Exhibit 10.3

IIP LIFE SCIENCE INVESTMENTS LLC

11440 W. Bernardo Court, Suite 100

San Diego, CA 92127

September 30, 2025

IQHQ, LP

One Boston Place

201 Washington Street, Suite 3920

Boston, MA 02108

Attention: General Counsel

Email: legal@iqhqreit.com

Re:	Side Letter re: Right of First Offer for Properties (this “Side Letter”)

To Whom It May Concern:

Reference is made to that certain Securities Purchase Agreement, dated as of August 6, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), by and among IIP Life Science Investments LLC, a Delaware limited liability company (as successor-in-interest to IIP Operating Partnership, LP) (“IIPR”), on the one hand, and IQHQ, LP, a Delaware limited partnership (“OP”), IQHQ Holdings, LP, a Delaware limited partnership (“Holdings”), and IQHQ, Inc., a Maryland corporation (the “REIT” and together with OP and Holdings, collectively, the “IQHQ Parties”, and the IQHQ Parties collectively with IIPR, the “Parties”), on the other hand. Capitalized terms used but not otherwise defined in this Side Letter have the meanings assigned to such terms in the SPA.

Section 1. Right of First Offer.

(a)           Grant of ROFO. So long as (i) IIPR continues to hold at least 50% of all of the Preferred Stock purchased under the SPA, and (ii) IIPR is not a Defaulting Purchaser (after giving effect to applicable grace and cure periods contained in the SPA and/or the Credit Agreement), IIPR shall have a continuing right of first offer to purchase any Property (as hereinafter defined) or the direct or indirect ownership interests in any Property (the “ROFO”), upon the terms and conditions set forth in this Section 1. If the REIT or OP desires to effectuate any Transfer (as hereinafter defined), then prior to any such Transfer the REIT or OP, as applicable, shall deliver written notice to IIPR (a “Sale Initiation Notice”) which shall (A) set forth the price at which the REIT or OP, as applicable, desires to effectuate any such Transfer (“Proposed Price”) along with any other material economic terms on which such Transfer would occur, and (B) offer IIPR the right to exercise its ROFO with respect to any such Transfer on the terms set forth in the applicable Sale Initiation Notice. IIPR shall have the right, within fifteen (15) Business Days after IIPR’s receipt of the applicable Sale Initiation Notice, to (x) exercise the ROFO with respect to the Transfer set forth in the applicable Sale Initiation Notice by written notice to the REIT or OP, as applicable (“ROFO Acceptance Notice”), or (y) waive the ROFO with respect to the Transfer set forth in the Sale Initiation Notice (“ROFO Waiver Notice”). If IIPR delivers a ROFO Waiver Notice or does not deliver a ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) Business Days after IIPR’s receipt of the applicable Sale Initiation Notice, then IIPR shall be deemed to have elected not to exercise the ROFO with respect to the Transfer set forth in the applicable Sale Initiation Notice and the REIT or OP, as applicable, shall be permitted to proceed with such Transfer as outlined in Section 1(b) below. In the event that a proposed Transfer includes more than one real estate asset, the ROFO shall apply to all real estate assets being sold (as the “Property”), on an all-or-none basis.

(b)           Right to Consummate Transfers. If IIPR delivers a ROFO Waiver Notice, does not deliver a ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) Business Days after IIPR’s receipt of the applicable Sale Initiation Notice, or does not enter into an applicable Purchase Agreement (as hereinafter defined) in accordance with Section 1(c)(i) below, then the REIT or OP, as applicable, shall have the right to effectuate the applicable Transfer, free and clear of the ROFO without any further notice to IIPR provided that such Transfer is: (A) consummated within twelve (12) months after the later of the date that IIPR (i) delivered the applicable ROFO Waiver Notice, (ii) was obligated to send the applicable ROFO Acceptance Notice or (iii) was obligated to execute the applicable Purchase Agreement in accordance with Section 1(c)(i) below after timely delivering the applicable ROFO Acceptance Notice, and (B) for a purchase price that is no less than ninety percent (90%) of the Proposed Price. Except as otherwise provided in this Side Letter, any proposed Transfer that does not meet the requirements set forth in clauses (A) and (B) of this Section 1(b) shall remain subject to IIPR’s ROFO and the process set forth in Section 1(a) above shall restart.

(c)           ROFO Transaction Mechanics.

(i)            Purchase Agreement. Within fifteen (15) days after delivery of the applicable ROFO Acceptance Notice, IIPR or its designee, on the one hand, and the REIT, OP or the applicable subsidiary of the REIT or OP, on the other hand, shall execute a mutually satisfactory purchase and sale agreement or membership interest purchase agreement, as applicable, for the applicable Transfer (each, a “Purchase Agreement”) and shall act reasonably in connection with negotiating and consummating the Purchase Agreement. The REIT, OP or the applicable subsidiary of the REIT or OP, as applicable, shall prepare the initial draft of each Purchase Agreement. Each Purchase Agreement shall include, without limitation, (A) the terms set forth in the Sale Initiation Notice, (B) customary representations, warranties, conditions precedent, covenants and indemnification obligations for a purchaser of real property similar to the applicable Property or direct or indirect interests in real property similar to the applicable Property, as applicable, (C) a requirement for IIPR or its designee to deposit with a national title company selected by the REIT or OP the applicable Purchase Deposit (as hereinafter defined) within two (2) Business Days after execution of such Purchase Agreement, (D) a due diligence period that expires no later than the date that is thirty (30) days after execution of such Purchase Agreement, (E) a date for the closing of the applicable Transfer that is no later than the date that is sixty (60) days after execution of such Purchase Agreement, and (F) allocation of closing costs (e.g., transfer taxes, title and escrow) in accordance with local custom.

(ii)           1031 Exchange. In connection with any Transfer, upon the request of either the REIT or OP, as applicable, IIPR or its designee shall reasonably cooperate with the REIT or OP, as applicable, in structuring any such Transfer so as to qualify as an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a “1031 Exchange”); provided, however, that neither IIPR nor its designee shall be required to take title to any exchange property and neither IIPR nor its designee will be required to agree to or assume any covenant, obligation or liability in connection therewith, the closing shall not be delayed as a result of, or conditioned upon, such 1031 Exchange, the REIT or OP, as applicable, shall pay all costs associated with such 1031 Exchange, and the REIT or OP, as applicable, shall remain primarily liable under the applicable Purchase Agreement and indemnify IIPR or its designee, as applicable, from and against any liability in connection with such 1031 Exchange.

(d)          Time of the Essence. The Parties agree that time shall be of the essence with regard to this Side Letter and the performance of the terms and provisions hereof.

Section 2. Representations and Warranties. Section 5.01 (Organization; Capacity), Section 5.02 (Authorization; No Conflicts or Consents), Section 5.03 (Binding Effect), and Section 5.06 (Governmental Authorization; Third Party Consent); Section 5.13 (Non-Reliance on Financial Model) of the SPA are hereby incorporated into this Side Letter mutatis mutandis.

Section 3. Definitions.

(a)           “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person (other than any Person that is an Affiliate of any of the IQHQ Parties solely as a result of owning securities issued by any of the IQHQ Parties or having special rights to designate members of the board of directors of the REIT).

(b)           “Change of Control” means the (i) consummation of any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of Holdings, the REIT and/or OP), in a single transaction or in a series of related transactions, of all or substantially all of the assets of Holdings, the REIT and OP, taken as a whole, to any Person(s) or (ii) the acquisition by any Person(s), including any syndicate or group deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of voting stock or equity interests of Holdings, the REIT and/or OP entitling that Person to exercise more than fifty percent (50%) of the combined voting power of Holdings’, the REIT’s and OP’s outstanding voting stock or equity interests.

(c)           “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, beneficial interests, by contract or otherwise. The term “Controlled” has a correlative meaning.

(d)           “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among, OP, the REIT, Acquiom Agency Services LLC, as administrative agent and collateral agent, and the lenders party thereto (as may be amended, modified or restated from time to time).

(e)           “Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.

(f)            “Property” means any real property owned, directly or indirectly, by OP or the REIT and related personal property located thereon.

(g)           “Purchase Deposit” means a non-refundable (other than in connection with customary provisions set forth in a purchase and sale agreement for real property similar to the applicable Property or a membership interest purchase agreement for direct or indirect interests in real property similar to the applicable Property, as applicable) deposit made by IIPR or its designee in escrow with a national title company selected by the REIT or OP in an amount equal to five percent (5%) of the applicable Proposed Price.

(h)           “Third Party” means any Person that is not an Affiliate of any of the IQHQ Parties.

(i)            “Transfer” means the sale, transfer, conveyance, assignment, disposition or divestment of all or substantially all of any Property to a Third Party, or all or substantially all of the direct or indirect interests of OP and the REIT in any Property to a Third Party; provided, however, the defined term “Transfer” shall exclude (i) any foreclosure, deed-in-lieu of foreclosure, realization of collateral with respect to a pledge of equity interests or an assignment-in-lieu thereof, and (ii) any sale, transfer, conveyance, assignment, disposition or divestment of all or substantially all of any Property to a Third Party, or all or substantially all of the direct or indirect interests of OP and the REIT in any Property to a Third Party if any such Property is owned, directly or indirectly, by OP or the REIT pursuant to any joint venture with any Third Party(ies). A transaction pursuant to which a Change of Control shall occur shall not be deemed to be a Transfer for purposes of this Side Letter (and, accordingly, the ROFO rights set forth herein shall not apply thereto).

Section 4. Termination. This Side Letter shall terminate automatically upon the earlier of (a) a sale, transfer or other disposition by IIPR of more than 50%, in the aggregate, of the Preferred Stock actually purchased under the SPA, (b) any Change of Control, or (c) any default by IIPR with respect to its obligation to purchase any Property or any direct or indirect interests in any Property pursuant to the terms of any Purchase Agreement. Upon the termination of this Side Letter, neither IIPR nor any of its designees shall have any further rights hereunder with respect to any Property, any direct interest in any Property or any indirect interest in any Property and all Sale Initiation Notices and ROFO Acceptance Notices delivered prior to the termination of this Side Letter shall automatically terminate and be of no further force or effect; provided, however, that the terms of any executed Purchase Agreement shall not be affected by such termination.

Section 5. Enforcement. The Parties agree that irreparable damage would occur if any provision of this Side Letter were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it is agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Side Letter, without any bond or other security being required, and to enforce specifically the terms and provisions of this Side Letter by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which the Parties are entitled at law or in equity.

Section 6. Amendments and Waivers. This Side Letter may not be amended except by an instrument in writing signed on behalf of each of the Parties. An instrument in writing by IIPR, on the one hand, or the REIT on behalf of the IQHQ Parties, on the other hand, may waive compliance by the other with any term or provision hereof that the other was or is obligated to comply with or perform. Any such waiver shall not be construed to be a waiver of any succeeding breach or of any other term or provision hereof. No delay or omission by any party hereto to exercise any right or power under this Side Letter or pursuant to law shall impair such right or power or be construed as a waiver thereof.

Section 7. Successors and Assigns. This Side Letter and the rights and obligations hereunder shall not be assignable or transferable by IIPR (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the IQHQ Parties; provided that IIPR may assign its rights and obligations hereunder to any Affiliates in which IIPR owns, directly or indirectly, 50% or more of the voting securities). Any attempted assignment in violation of this Section 7 shall be void.

Section 8. Governing Law; Waiver of Jury Trial. THIS SIDE LETTER, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS SIDE LETTER, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS SIDE LETTER (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH SIDE LETTER OR AS AN INDUCEMENT TO ENTER INTO THIS SIDE LETTER), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, INVOLVING OR OTHERWISE IN RESPECT OF THIS SIDE LETTER OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SIDE LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

Section 9. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail, overnight courier service or electronic mail and shall be deemed given when received as follows:

(a)           if to IIPR,

11440 West Bernardo Ct, Suite 100

San Diego, CA 92127

Attention: Legal

Email: kelly.spicher@iipreit.com; pm@iipreit.com;

 david.smith@iipreit.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: Joseph Herz

Email: HerzJ@gtlaw.com

(b)           if to the Board or any IQHQ Entity,

c/o IQHQ, Inc.
201 Washington Street
Suite 3920
Boston, MA 02108
Attention: Legal Department
Email: legal@iqhqreit.com

with a copy to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Attention: Derek V. Roth, Esq.
Email: derekroth@paulhastings.com

Section 10. Counterparts. This Side Letter may be executed in a number of identical counterparts. Executed counterparts may be delivered by facsimile or other electronic means, and shall be effective when received. This Side Letter shall be of no force or effect unless and until it has been executed by all parties hereto. The words “executed”, “execution”, “signed”, “signature”, and words of like import in this Side Letter shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tiff” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11. Rules of Construction. Unless otherwise specified herein, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

[Signature Pages Follow]

Very truly yours,

IIP LIFE SCIENCE INVESTMENTS LLC, a Delaware limited liability company

By:	/s/ David Smith
Name:	David Smith
Title:	Chief Financial Officer

[Signature Page – Side Letter re: Right of First Offer for Properties]

AGREED AND ACCEPTED:

IQHQ, LP

By:	/s/ Bryan Smith
Name:	Bryan Smith
Title:	Chief Operating Officer

IQHQ, INC.

By:	/s/ Bryan Smith
Name:	Bryan Smith
Title:	Chief Operating Officer

IQHQ HOLDINGS, LP

By:	/s/ Bryan Smith
Name:	Bryan Smith
Title:	Chief Operating Officer

[Signature Page – Side Letter re: Right of First Offer for Properties]